Exhibit 1

                             Joint Filing Agreement


         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: June 13, 2001

                                              HOWARTH FAMILY TRUST DATED 10/1/87


                                              By:  /s/ Paul R. Howarth
                                                 ------------------------
                                                 Paul R. Howarth, Trustee


                                                   /s/ Paul R. Howarth
                                                 ------------------------
                                                 Paul R. Howarth